US SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Preliminary Offering Circular dated June 22, 2026

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”). The information contained in this Offering Circular is subject to completion, revision, or amendment. These securities may not be sold, and offers to purchase may not be accepted, until the Offering Statement filed with the SEC has been qualified. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction where such offer, solicitation, or sale would be unlawful prior to registration, qualification, or compliance with applicable securities laws. We may satisfy our obligation to deliver a final Offering Circular by providing notice to investors within two business days following the completion of a sale. Such notice will include the internet address (URL) where the final Offering Circular, or the Offering Statement containing the final Offering Circular, may be accessed.

SIERRA INTERNATIONAL NETWORK INC.

(Exact name of issuer as specified in its charter)

15333 Culver Drive

Irvine, CA 92604

(310) 808-5015

emilh22@aol.com

Employer Identification Number

99-1216173

Investors may purchase equity in SIERRA INTERNATIONAL NETWORK INC. at a price of $1.00 per share.

Each share is offered at a purchase price of $1.00. The minimum investment is $1.00, representing the purchase of one share. The shares being offered are Common Stock.

Maximum Offering Amount: 75,000,000 shares

Maximum Aggregate Offering: $75,000,000

SIERRA INTERNATIONAL NETWORK INC. ("Sierra International Network," the "Company," "we," "us," or "our"), a California corporation, is offering up to 75,000,000 shares of its Common Stock (the "Offered Shares") at a purchase price of $1.00 per share.

The shares offered pursuant to this Offering Circular are Common Stock. Holders of Common Stock are entitled to voting rights as provided in the Company’s Articles of Incorporation, Bylaws, and applicable California law. The Company currently has a single class of Common Stock being offered pursuant to this public offering. No preferred stock is currently issued or outstanding unless otherwise disclosed elsewhere in this Offering Circular.

Investors should carefully review this Offering Circular to understand the rights, preferences, restrictions, and limitations associated with ownership of the Offered Shares.

To purchase shares of the Company, investors will be required to provide payment and certain personal identifying information necessary to establish and maintain shareholder records. Such information will be maintained in the Company's shareholder records and capitalization table in accordance with applicable laws and regulations.

We are committed to transparency and believe that informed investors make better investment decisions. Our goal is to provide clear and accurate information regarding our business, operations, and objectives. If you have any questions regarding this Offering Circular or would like additional information about the Company, please contact us using the information provided herein.

Investing in SIERRA INTERNATIONAL NETWORK

SIERRA INTERNATIONAL NETWORK INC. is pleased to offer investors the opportunity to become shareholders in the Company through this cash-based investment offering.

Cash for Equity

Individuals may acquire shares of the Company through direct cash investments at the offering price described in this Offering Circular.

Benefits of Investing

By participating in this offering, investors become shareholders of SIERRA INTERNATIONAL NETWORK INC. and have the opportunity to participate in the future growth and development of the Company.

Shares are being offered at a purchase price of $1.00 per share.

Prospective investors should carefully consider the risks associated with an investment in the Company and evaluate their investment objectives, financial circumstances, and risk tolerance before investing. Investors are encouraged to consult with their legal, tax, accounting, and financial advisors before making an investment decision.

We appreciate your interest in SIERRA INTERNATIONAL NETWORK INC. and thank you for considering this investment opportunity.

The Company is offering shares of its Common Stock. These shares provide voting rights as set forth in the Company’s Articles of Incorporation, Bylaws, and applicable California law, and are entitled to dividend and liquidation rights as provided under the Company’s governing documents and applicable law.

These securities are speculative and involve a high degree of risk. An investment in the Company's securities should be considered only by persons who can afford the loss of their entire investment. See the section entitled "Risk Factors" beginning on page 4 of this Offering Circular.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THIS OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS OFFERING CIRCULAR OR ANY OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The Company is utilizing the Offering Circular disclosure format available under Regulation A of the Securities Act of 1933, as amended.

No public market currently exists for the Company's securities, and the Company's shares are not listed or traded on any national securities exchange or stock market.

An investment in the Company's securities involves a high degree of risk. Prospective investors should carefully review the Risk Factors section before making an investment decision.

a single cash per share

Total Maximum

Public Offering Price (1)(2)(4)	$ 1.00	75,000,000
Underwriting Discounts and Commissions (3)	$ 0.00	0
Consideration to Company	$ 1.00	75,000,000

  The Company is conducting this offering on a continuous basis as described in the section entitled "Plan of Distribution."

  This is a self-directed, best-efforts offering. The Company is offering its securities directly to investors and may accept subscriptions through online or other approved channels. Cash investments will be accepted in accordance with the terms of this Offering Circular. The Company reserves the right to accept or reject any subscription, in whole or in part, for any lawful reason. Proceeds received from accepted subscriptions will be used for the purposes described under "Use of Proceeds" in this Offering Circular. For additional information regarding the investment process, please refer to the section entitled "Procedures for Investing."

  The Company is offering these securities without an underwriter.

  The amounts shown do not include estimated offering expenses that may be incurred in connection with this offering. The Board of Directors has determined the offering price of $1.00 per share in its sole discretion based upon a variety of factors, including the Company's business plan, capital requirements, market conditions, and management's assessment of the Company's prospects. The offering price does not necessarily bear any relationship to the Company's assets, book value, net worth, earnings, or any other established measure of value and should not be considered indicative of the actual value of the Company's securities.

Escrow

This offering will accept cash investments from subscribers. The Company may utilize an escrow account, cash management account, or other appropriate account arrangement in accordance with applicable securities laws and the procedures established for this offering.

The Company is offering its securities on a best-efforts basis, and there is no minimum offering amount required. Upon acceptance of a subscription by the Company, investor funds will be handled in accordance with the procedures described in this Offering Circular.

Subscriptions accepted by the Company are generally irrevocable except as required by applicable law or as otherwise described in this Offering Circular. The Board of Directors, in its sole discretion, reserves the right to accept or reject any subscription, in whole or in part, for any lawful reason.

The securities offered pursuant to this Offering Circular are offered at a purchase price of $1.00 per share. The Company intends to use the proceeds received from accepted subscriptions for the purposes described under "Use of Proceeds."

Generally, no sale may be made to an investor in this offering if the aggregate purchase price paid by such investor exceeds 10% of the greater of the investor's annual income or net worth. Different standards apply to accredited investors and certain non-natural persons. Before making an investment, prospective investors should review Rule 251(d)(2)(i)(C) of Regulation A and consult with their professional advisors as appropriate.

Additional information regarding investing is available at www.investor.gov.

The offering of these securities will commence within two calendar days following the qualification of the Offering Statement by the Securities and Exchange Commission and will continue on an ongoing basis pursuant to Rule 251(d)(3)(i)(F) of Regulation A. This Offering is being conducted on a self-directed, "best-efforts" basis. The Company's officers and directors may participate in the offering of the securities on behalf of the Company but will not receive any commissions, compensation, or other remuneration for such activities. In conducting offering activities, the Company's officers and directors intend to rely upon the safe harbor from broker dealer registration provided by Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where such offer, solicitation, or sale would be unlawful prior to registration, qualification, or compliance with applicable securities laws. Shares offered pursuant to this Offering Circular will be issued in exchange for cash consideration at the offering price of $1.00 per share. Following acceptance of a subscription and receipt of payment, the Company intends to issue shares to investors as promptly as practicable in accordance with applicable laws and the procedures described in this Offering Circular.

Prospective investors should be aware that investment limitations may apply under Regulation A. In general, non-accredited investors are subject to certain investment limitations based upon their annual income or net worth. Different standards may apply to accredited investors and non-natural persons. Investors are encouraged to review Rule 251(d)(2)(i)(C) of Regulation A and consult their professional advisors before investing.

The securities offered hereby are speculative and involve a high degree of risk. Prospective investors should carefully review this Offering Circular, including the section entitled "Risk Factors," before making an investment decision.

The date of this Offering Circular is June 22, 2026.

IMPORTANT NOTICE

No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received until the offering statement filed by the Company with the Securities and Exchange Commission is qualified. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the qualification date

Table of Contents

IMPORTANT NOTICE 4

RISK FACTORS 6

BUSINESS 10

INDUSTRY OVERVIEW 11

TARGET MARKET 11

COMPETITIVE LANDSCAPE 11

TECHNOLOGY PLATFORM 11

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS 11

MANAGEMENT 11

EXECUTIVE COMPENSATION 11

PRINCIPAL SHAREHOLDERS 12

DILUTION 12

USE OF PROCEEDS 12

PLAN OF DISTRIBUTION 13

TRANSFER AGENT 13

SUBSCRIPTION PROCEDURES 13

LIQUIDITY 14

FINANCIAL STATEMENTS 14

PART III - EXHIBITS 19

RISK FACTORS

An investment in the Company's securities involves a high degree of risk. You should carefully consider the following risk factors, together with all other information contained in this Offering Circular, before making an investment decision.

FUTURE CAPITAL REQUIREMENTS

The Company may require additional capital in the future to expand its operations. There can be no assurance that additional financing will be available on acceptable terms, if at all. If additional capital is not available, the Company may be required to scale back or discontinue operations.

DEVELOPMENT STAGE AND LACK OF OPERATING HISTORY

Sierra International Network Inc. is a development-stage technology company with limited operating history. The Company is developing technology solutions and has not yet commenced commercial operations. Activities to date have consisted primarily of organizational activities, technology planning and development, evaluation of strategic business opportunities, and certain non-cash equity transactions undertaken for strategic business purposes. As a result, there is limited historical information upon which to evaluate the Company’s business, prospects, or likelihood of success.

NO REVENUE AND GOING CONCERN UNCERTAINTY

The Company has not generated revenue since inception and has not commenced commercial operations. As disclosed in the audited financial statements, the Company will require additional capital to fund its business plan, operational activities, and general corporate purposes. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue operations will depend upon its success in raising capital and implementing its business plan.

UNPROVEN BUSINESS MODEL

The Company’s business model is centered on the development and commercialization of proprietary technology solutions together with the evaluation of strategic investments, acquisitions, and business development opportunities that management believes may enhance the Company’s long-term growth. Because the Company has not yet commenced commercial operations, there can be no assurance that its business model will be successful.

INVESTMENT AND ACQUISITION EXECUTION RISK

The Company’s success depends on its ability to identify, evaluate, and complete strategic investments, acquisitions, and business combination transactions on favorable terms. There can be no assurance that suitable opportunities will be identified, that negotiations will result in completed transactions, or that completed transactions will generate returns for the Company. Delays, unfavorable terms, or failed transactions could materially impact the Company’s ability to execute its business plan.

DEPENDENCE ON IDENTIFICATION OF SUITABLE OPPORTUNITIES

The Company’s business model depends on identifying, evaluating, and successfully completing strategic investments, acquisitions, and business combination transactions. If the Company fails to identify suitable opportunities, complete transactions on acceptable terms, or generate returns from completed transactions, the Company may not generate meaningful revenue or value for shareholders.

HIGHLY COMPETITIVE INDUSTRY

The Company operates in highly competitive markets for technology development, software commercialization, strategic investments, and business development. The Company competes with established technology companies, software developers, private investment firms, business development companies, and other organizations with substantially greater financial, technical, and operational resources.

RELIANCE ON A SINGLE OFFICER AND DIRECTOR

The Company is currently managed by a single officer and director, Emil Hakim. The loss of his services could have a material adverse effect on the Company's business and operations. The Company intends to expand its management team as capital is raised; however, there can be no assurance that qualified personnel will be available.

NO PUBLIC MARKET FOR SECURITIES

There is currently no public market for the Company's securities, and there can be no assurance that one will develop.

Investors may not be able to resell their securities and should be prepared to hold their investment indefinitely.

IMMEDIATE DILUTION

Investors in this offering will experience immediate dilution. The offering price per share exceeds the current net tangible book value per share of the Company's Common Stock.

BEST EFFORTS OFFERING WITH NO MINIMUM

The offering is being conducted on a "best efforts" basis with no minimum amount required to be raised. As a result, the Company may raise less than the maximum offering amount and may not have sufficient funds to fully implement its business plan. If the Company raises less than the maximum offering amount, it will scale operations proportionally.

ESCROW ARRANGEMENT NOT YET FINALIZED

The Company intends to appoint a qualified third-party escrow agent prior to the qualification of this Offering Statement. However, as of the date of this Offering Circular, no formal escrow agreement has been executed. If the Company experiences delays in retaining a qualified financial institution to act as escrow agent, the acceptance and processing of investor subscriptions could be delayed. Because this offering is being conducted on a "best efforts" basis with no minimum offering amount, any delay in establishing the required account arrangements could adversely affect the Company's capital formation efforts and implementation of its business plan.

REGULATORY AND COMPLIANCE RISKS

The Company's operations may be subject to various laws and regulations, including those relating to advertising, data privacy, consumer protection, and electronic payments. Changes in applicable laws or failure to comply with regulations could result in increased costs, penalties, or restrictions on the Company's operations.

REGULATORY AND SECURITIES LAW COMPLIANCE RISK

The Company’s capital formation activities, non-cash equity exchange transactions, and securities offerings are subject to federal and state securities laws and regulations, including the Securities Act of 1933, the Securities Exchange Act of 1934, and applicable state blue sky laws. Failure to comply with applicable securities laws could result in regulatory actions, rescission claims, penalties, or other adverse consequences that could materially harm the Company’s business and operations.

DATA PRIVACY AND TECHNOLOGY RISKS

The Company's platform is expected to process user data and transaction information. Security breaches, data loss, or failure to comply with data protection laws could harm the Company's reputation and result in legal liability.

HISTORICAL NON-CASH STRATEGIC TRANSACTIONS

Since inception, the Company has entered into certain non-cash equity exchange transactions with third parties as part of its strategic investment and business development activities. These transactions primarily consisted of non-cash exchanges of equity securities undertaken for strategic business purposes and did not constitute operating revenue. To the extent any cash consideration was involved, such amounts were accounted for in accordance with applicable U.S. GAAP. The Company has not generated operating revenue since inception, and all historical activities have consisted primarily of organizational efforts, strategic planning, evaluation of investment and business opportunities, and certain non-cash strategic equity transactions.

USE OF PROCEEDS DISCRETION

The Company intends to use the net proceeds from this Offering for working capital, strategic investments, acquisitions, technology development, regulatory compliance, professional services, and general corporate purposes. The following represents management’s current estimate of the use of proceeds if the maximum offering amount is sold.

Working Capital and General Corporate Purposes – $30,000,000 (40%)

The Company intends to allocate a substantial portion of the proceeds toward working capital, day-to-day operational expenses, administrative costs, personnel compensation, and the general corporate needs of the business, including:

• General and administrative expenses
• Personnel compensation and recruitment
• Office, facilities, and operational overhead
• Professional fees, including legal, accounting, and compliance
• Corporate governance and reporting requirements
• General working capital needs

Strategic Investments and Acquisitions – $22,500,000 (30%)

The Company intends to allocate proceeds toward identifying, evaluating, and completing strategic investments, business combinations, and acquisitions, including:

• Due diligence and evaluation of acquisition targets
• Strategic equity investments in operating businesses
• Business combination and merger-related expenses
• Integration and transition costs
• Advisory, investment banking, and transaction fees
• Post-acquisition operational support

Technology Development and Regulatory Compliance – $7,500,000 (10%)

The Company intends to allocate proceeds toward technology infrastructure, systems development, and maintaining regulatory compliance, including:

• Technology infrastructure and systems development
• Software licensing and development tools
• Cybersecurity and data protection measures
• Regulatory filings and compliance programs
• SEC reporting and disclosure obligations

Professional Services and Business Development – $15,000,000 (20%)

The remaining proceeds are expected to be used for:

• Legal counsel, securities counsel, and outside professional advisors
• Accounting, audit, and financial reporting costs
• Business development activities and strategic partnerships
• Consulting fees and advisory engagements
• Licensing arrangements and commercialization activities
• Other general corporate purposes

Management will retain broad discretion over the application of proceeds. Actual expenditures may vary depending on market conditions, operational requirements, strategic opportunities, and the amount of proceeds ultimately raised in this Offering. If less than the maximum offering amount is raised, the Company intends to prioritize working capital, regulatory compliance, and professional services requirements.

BUSINESS

Sierra International Network Inc. is a development-stage technology company focused on designing, developing, and commercializing proprietary technology solutions. As part of its overall growth strategy, the Company also evaluates strategic investments, acquisitions, licensing opportunities, business development initiatives, and selected non-cash equity exchange transactions that management believes may enhance long-term shareholder value. The Company has not generated operating revenue since inception. Since its formation, the Company’s principal activities have consisted of organizational activities, technology planning and development, evaluation of investment and business opportunities, and certain non-cash strategic equity transactions with third-party entities undertaken to establish strategic relationships and investment positions.

BUSINESS ACTIVITIES AND STRATEGIC FOCUS

The Company’s principal business is the design, development, commercialization, licensing, and operation of proprietary technology solutions. As part of its long-term growth strategy, the Company may also pursue strategic investments, acquisitions, joint ventures, licensing arrangements, and other strategic transactions that management believes complement or enhance its technology business.

NON-CASH STRATEGIC EQUITY TRANSACTIONS

Since its formation, the Company has entered into certain non-cash equity exchange transactions with third parties. These transactions primarily consisted of non-cash exchanges of equity securities undertaken for strategic business purposes and did not constitute operating revenue. To the extent any cash consideration was involved, such amounts were accounted for in accordance with applicable U.S. GAAP. As part of its overall growth strategy, the Company may pursue strategic investments, acquisitions, business development initiatives, and selected non-cash equity exchange transactions that management believes complement or enhance its technology business, which may include:

  Acquisitions of operating businesses or controlling interests therein.

  Strategic equity investments and non-cash equity exchange transactions with third parties.

  Licensing arrangements, consulting relationships, and other commercial activities as may be identified by management.

The Company’s business activities are expected to evolve over time based on available capital, market conditions, and management’s assessment of strategic opportunities.

REVENUE

The Company has not generated operating revenue since inception and has not yet commenced commercial operations.

  Upon commercialization of its technology platform and implementation of its business strategy, the Company expects that future revenue, if any, may be generated from:

  Technology licensing

  Software and platform services

  Commercialization of proprietary technology

  Income generated from strategic investments or acquired businesses, if any

  Consulting and advisory services

  Joint ventures

  Acquisitions and other commercial activities

There can be no assurance that the Company will successfully commercialize its technology or generate revenue.

Sierra International Network Inc. is a development-stage technology company with limited operating history. The Company’s success depends upon its ability to complete the development and commercialization of its technology solutions while executing its broader business strategy, which may include strategic investments, acquisitions, licensing arrangements, and business development opportunities. There can be no assurance that the Company will successfully commercialize its technology, generate revenue, or achieve profitability.

STRATEGIC TRANSACTION EXAMPLE

As an illustration of the Company’s activities: the Company identifies a business opportunity or investment target. The Company evaluates the target’s strategic fit and potential value. The Company negotiates and structures a transaction, which may involve cash consideration, equity exchange, or a combination thereof. Upon completion, the Company works to develop and realize value from the investment or relationship.

INDUSTRY OVERVIEW

Sierra International Network Inc. operates within the technology sector, with an emphasis on developing proprietary software and technology solutions. As part of its long-term growth strategy, the Company may also pursue strategic investments, acquisitions, and business development opportunities intended to complement its technology platform and enhance shareholder value.

TARGET MARKET

The Company’s primary target market includes businesses, enterprises, and organizations that may benefit from the Company’s developing technology solutions. As part of its long-term growth strategy, the Company may also pursue strategic partnerships, acquisitions, and selected equity transactions that complement its technology platform.

COMPETITIVE LANDSCAPE

The Company competes primarily with early-stage technology companies, software developers, technology platform providers, and companies developing proprietary software solutions. As part of its broader growth strategy, the Company may also compete for strategic acquisition and partnership opportunities with other businesses seeking similar opportunities.

TECHNOLOGY PLATFORM

The Company is developing proprietary technology and internal software systems designed to support its business model, strategic investment activities, transaction management, investor communications, and future commercial operations. These systems remain under development and have not yet been commercially deployed.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company has not generated operating revenue since inception. Since formation, management has devoted substantially all of its efforts to organizational activities, development of its technology platform, evaluation of strategic business opportunities, capital planning, and certain non-cash equity transactions. Commercial operations have not yet commenced. Management intends to focus on advancing its technology development, identifying and evaluating strategic investment opportunities, pursuing potential acquisitions and business combinations, and building the operational infrastructure necessary to support the Company’s business plan during the first 24 months following this offering.

MANAGEMENT

Emil Hakim - Chief Executive Officer and Director

EXECUTIVE COMPENSATION

No compensation has been paid to date. Future compensation arrangements will be determined by the Board of Directors.

PRINCIPAL SHAREHOLDERS

As of the date of this Offering Circular, the Company has authorized 500,000,000 shares of Common Stock, par value $0.001 per share.

The Company has issued 10,000,000 shares of Common Stock to its founder, Emil Hakim, in consideration of cash contributions.

The following table sets forth information regarding beneficial ownership of the Company's outstanding Common Stock:

Name: Emil Hakim

Position: Chief Executive Officer and Director

Shares Beneficially Owned: 10,000,000

Percentage Ownership Before Offering: 100%

DILUTION

As of the date of this Offering Circular, the Company has 10,000,000 shares of Common Stock issued and outstanding and stockholders' equity of approximately $10,000. Based on 10,000,000 shares outstanding, the Company's net tangible book value is approximately $0.001 per share.

Investors purchasing shares in this Offering at $1.00 per share will incur immediate dilution of approximately $0.999 per share, representing the difference between the offering price per share and the net tangible book value per share of the Company's Common Stock immediately prior to the offering.

Upon completion of this Offering, existing stockholders will own a smaller percentage of the Company's outstanding shares and investors purchasing shares in this Offering may experience further dilution as a result of future issuances of equity securities by the Company.

USE OF PROCEEDS

The Company intends to use the net proceeds from this offering for working capital, strategic investments, acquisitions, technology development, regulatory compliance, professional services, and general corporate purposes, as further described below:

Working Capital and General Corporate Purposes (40% - $ 30,000,000): General and administrative expenses, personnel compensation, operational overhead, and general working capital needs.

Strategic Investments and Acquisitions (30% - $ 22,500,000): Evaluation, pursuit, and completion of strategic investments, business combinations, and acquisitions, including due diligence, advisory, and transaction-related costs.

Technology Development and Regulatory Compliance (10% - $ 7,500,000): Technology infrastructure, systems development, cybersecurity, regulatory filings, and SEC reporting and compliance obligations.

Professional Services and Business Development (20% - $ 15,000,000): Legal counsel, accounting and audit fees, consulting engagements, advisory services, licensing arrangements, business development activities, and other professional services.

The Company expects these funds to support operations for approximately 12-24 months. Actual allocation may vary depending on market conditions, strategic opportunities, and operational needs. Management will retain broad discretion over the application of proceeds.

PLAN OF DISTRIBUTION

The Company is offering the shares on a "best efforts" basis without the use of an underwriter. The offering will be conducted primarily through the Company's online platform and digital communications.

The Company may accept subscriptions directly from investors through its website or other authorized channels. Investors will be required to complete a subscription agreement and provide required personal and financial information necessary to determine eligibility under Regulation A.

The Company intends to appoint a qualified third-party escrow agent prior to qualification of this offering. Investor funds will be deposited into an escrow account maintained by the escrow agent and will not be released to the Company until subscriptions are accepted by the Company.

The Company may engage registered broker-dealers, or other intermediaries in the future; however, no such arrangements are currently in place. Any such engagement will be conducted in compliance with applicable securities laws and regulations.

The Company will comply with the investment limitations applicable to non-accredited investors under Regulation A. Non- accredited investors will be limited to investing no more than 10% of the greater of their annual income or net worth, as required by Rule 251(d)(2)(i)(C).

The Company intends to appoint a qualified third-party escrow agent to hold investor funds in accordance with Regulation A requirements. The escrow agent will be a qualified financial institution and will maintain investor funds in a segregated account. The Company may raise substantially less than the maximum offering amount. If only a portion of the offer is completed, the Company will scale its operations accordingly and may not be able to fully execute its business plan.

TRANSFER AGENT

Colonial Stock Transfer Company, Inc.
66 Exchange Place
Salt Lake City, Utah 84111
Telephone: (801) 355-5740

Colonial Stock Transfer Company, Inc. has been engaged to serve as the Company's transfer agent and registrar. The transfer agent will maintain the Company's shareholder records, process stock issuances and transfers, maintain ownership records, and perform related transfer agent services in accordance with applicable federal and state securities laws.

SUBSCRIPTION PROCEDURES

Investors seeking to purchase shares in this offering will be required to complete and execute a subscription agreement and provide all requested information necessary to verify eligibility.

As part of the subscription process, investors will be required to:

  Provide identifying information for compliance with Know Your Customer (KYC) and anti-money laundering (AML) requirements.

  Certify whether they are accredited or non-accredited investors

  Represent that their investment does not exceed applicable investment limits under Regulation A

Subscriptions will be subject to acceptance by the Company. The Company reserves the right to accept or reject any subscription, in whole or in part, for any reason.

Investor funds will be transmitted to the designated escrow account maintained by the escrow agent. Funds will remain in escrow until the Company accepts the subscription. Upon acceptance, funds will be released to the Company. If a subscription is rejected, investor funds will be returned without interest or deduction.

No subscription will be binding until accepted by the Company, and no securities will be issued until such acceptance.

The Company may utilize third-party payment processors or transfer agent systems to facilitate subscription processing: recordkeeping, and investor account management.

LIQUIDITY

There is currently no public market for the Company's securities. The Company does not currently intend to list its securities on a national securities exchange immediately following qualification of this Offering. However, the Company may evaluate the possibility of seeking a listing on a national securities exchange in the future if it satisfies applicable listing requirements and management determines that such a listing is in the best interests of the Company and its shareholders. There can be no assurance that the Company will pursue a listing application, satisfy listing requirements, or obtain approval for listing on any national securities exchange.

FINANCIAL STATEMENTS

May 17, 2026

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of:

Sierra International Network Inc.

15333 Culver Drive

Irvine, CA 92604

OPINION ON THE FINANCIAL STATEMENTS

We have audited the accompanying balance sheets of Sierra International Network Inc (the "Company") as of December 31, 2025, and 2024, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from January 18, 2024 (inception) through December 31, 2025, and the related notes to the financial statements (collectively referred to as the "financial statements").

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the period from inception through December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

BASIS FOR OPINION

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the AICPA.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Accordingly, we express no such opinion.

An audit includes performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of risks of material misstatement. An audit also includes evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that our audit provides a reasonable basis for our opinion.

GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has not commenced revenue-generating operations and has not generated revenue since inception. The Company will require additional capital to implement its business plan and fund future operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

/s/ Amjad Abu Khamis

May 17, 2026

Certified Public Accountant, NH 08224

CF Audits LLC

159 Main St. STE 100

Nashua NH 03060

cpa@cfaudits.com.

Balance Sheets as of December 31, 2025, and 2024

Description	December 31,2025	December 31, 2024
Assets
Cash and cash equivalents	$10,000	$ 0
Total Assets	$10,000	$ 0
Liabilities
Total Liabilities	$ 0	$ 0
Stockholders' Equity
Common Stock, $0.001 par value, 500,000,000 shares authorized; 10,000,000 shares issued and outstanding	$ 10,000	$ 0
Additional paid-in capital	$ 0	$ 0
Accumulated deficit	$0	$ 0
Total Stockholders' Equity	$10,000	$ 0
Total Liabilities and Stockholders' Equity	$10,000	$ 0

Income Statement for the years ended December 31, 2025, and 2024 and from inception through December 31, 2025

	2025	2024	Inception to Dec 31, 2025
Revenue	$ 0	$ 0	$ 0
Operating expenses	$ 0	$ 0	$ 0
Net Loss	2025 $0	2024 $0	Inception to Dec 31, 2025 $0

Statement of Changes in Stockholders' Equity from inception through December 31, 2025

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Equity
Inception (January 18, 2024)	$ 0	$ 0	$ 0	$ 0
Founder capital contribution	$10,000	$ 0	-	$10,000
Net loss	-	-	$ 0	$ 0
Balance at Dec 31, 2025	$10,000	$ 0	$ 0	$10,000

Cash Flow Statement for the period from inception through December 31, 2025

Net cash used in operating activities: $0, Net cash provided by financing activities: $10,000 Net increase in cash: $10,000, Cash at beginning of period: $0,Cash at end of period: $10,000

Notes to the Financial Statements

  The Company was incorporated in the State of California on January 18, 2024, and has not commenced revenue-generating operations. The Company is currently in the development stage and is focused on organizational activities, strategic planning, evaluation of investment and business opportunities, and certain non-cash strategic equity transactions with third-party entities. During the development stage, the Company issued 10,000,000 shares of Common Stock to its founder, Emil Hakim, in exchange for cash contributions

  The financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP).

  The Company has not commenced revenue-generating operations and has not generated revenue since inception. The Company will require additional capital to implement its business plan and fund future operations. These conditions raise substantial doubt about its ability to continue as a going concern.

  The Company has not incurred material operating expenses since inception.

Note 5 – Non-Cash Strategic Equity Transactions

Since inception, the Company has entered into certain non-cash equity exchange transactions with third parties for strategic business purposes. These transactions did not generate operating revenue and, unless otherwise reflected in the accompanying financial statements in accordance with GAAP, did not result in cash proceeds to the Company. These transactions were undertaken as strategic corporate transactions and should not be interpreted as indicative of the Company’s operating performance or revenue-generating activities. Accordingly, such transactions are not presented as operating revenue or operating cash flows.

PART III - EXHIBITS

EXHIBIT INDEX

2.1 Articles of Incorporation of Sierra International Network Inc (filed January 18, 2024, with the California Secretary of State, File No. 6057811)

2.2 Bylaws of Sierra International Network Inc (adopted by the Board of Directors)

4.1 Specimen Common Stock Certificate

5.1 Opinion of Counsel from Law Office of Renee Estelle Sanders, P.A. (dated June 22, 2026)

8.1 Escrow Agreement between Sierra International Network Inc. and the Escrow Agent named therein

10.1 Form of Subscription Agreement

23.1 Consent of Independent Registered Public Accounting Firm from CF Audits LLC (dated May 17, 2026)

All exhibits listed above are filed herewith and incorporated by reference into this Offering Statement.

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer has duly caused this offering statement to be signed on its behalf by the undersigned.

SIERRA INTERNATIONAL NETWORK INC

By: /s/ Emil Hakim

Emil Hakim

Chief Executive Officer

Date: June 22, 2026